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Exhibit 23.1

     August 10, 2001

Mid-State Bancshares
1026 Grand Avenue
Arroyo Grande, California 93420

Gentlemen:

We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Amendment #1 to the Form S-4 Registration Statement of Mid-State Bancshares in connection with the acquisition of Americorp. We also consent to the references made in such Amendment #1 to the Form S-4 Registration Statement to The Findley Group.

                      Sincerely,

                      Gary Steven Findley
                      Director

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  Exhibit 23.1